GRIFFIN-AMERICAN HEALTHCARE REIT III

THE HEALTHCARE REAL ESTATE EXPERTS™

Investing in America's largest and fastest growing industry.[1]

First Quarter 2015 Highlights and Accomplishments

- On March 12, 2015, the company terminated the primary portion of its initial public offering after raising more than $1.84 billion from thousands of individual investors since commencing the offering on Feb. 26, 2014.
- The company declared and paid daily distributions equal to an annualized rate of 6.0 percent to stockholders of record, based upon a $10.00 per share purchase price, from Jan. 1 to March 31, 2015.
- Completed first quarter acquisitions totaling approximately $353.7 million, which resulted in portfolio growth of approximately 127 percent during the quarter, from approximately $277.7 million as of Dec. 31, 2014 to approximately $631.4 million as of March 31, 2015.[2]
- As of March 31, 2015, the company's property portfolio achieved an aggregate average occupancy of 95.9 percent and weighted average remaining lease term of 8.4 years, while portfolio leverage[3] was just 1.6 percent.
- Modified funds from operations, or MFFO, as defined by the Investment Program Association, or the IPA, equaled $5.8 million for the quarter ended March 31, 2015, representing quarter-over-quarter growth of approximately 376 percent compared to $1.2 million during the fourth quarter 2014. Funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, equaled $(3.4) million during the first quarter 2015, representing an increase of approximately 34 percent over fourth quarter 2014 FFO of $(5.2) million. Negative FFO is due largely to the significant acquisition-related expenses incurred during the quarter. (Please see financial reconciliation tables and notes on the back for more information regarding MFFO and FFO.)
- Net operating income, or NOI, totaled $9.1 million for the quarter ended March 31, 2015, representing an increase of approximately 316 percent over fourth quarter 2014 NOI of $2.2 million. Net loss during the quarter was $8.1 million, due largely to acquisition-related expenses in connection with the purchase of our properties, as well as depreciation and amortization expense of our properties, a non-cash item, in accordance with accounting principles generally accepted in the United States of America, or GAAP. (Please see financial reconciliation tables and notes on the back for more information regarding NOI and net loss.)
- Subsequent to the close of the first quarter through May 15, 2015, the company completed the acquisition of six additional medical office buildings located in Paoli, PA, Glen Burnie, MD, Marietta, GA and Mount Dora, FL, as well as four Indiana senior housing facilities for an aggregate purchase price of $121.3 million. As of May 15, 2015, the company has acquired a diversified portfolio of medical office buildings, hospitals and senior housing facilities totaling 52 buildings and one collateralized debt instrument valued at approximately $752.7 million.[2]

First Quarter 2015 Investor Update

LETTER FROM THE PRESIDENT

JUNE 8, 2015



Dear Fellow Stockholder:

The first quarter of 2015 was a busy one for Griffin-American Healthcare REIT III, during which we successfully completed the primary portion of our initial public offering launched in February 2014, which resulted in the investment of more than $1.84 billion of equity in our company.

We are rapidly investing this capital, as evidenced by the more than $350 million in acquisitions completed during the quarter and the approximately $460 million of pending acquisitions[2] we expect to close over the course of the next several months. The portfolio more than doubled in size during the first quarter, growing from approximately $277.7 million as of December 31, 2014 to approximately $631.4 million as of March 31, 2015.[2]

We are clearly focused on accretive portfolio growth and continue to add significant value to Griffin-American Healthcare REIT III as we deploy our capital. At the close of the first quarter, we enjoyed 95.9 percent average occupancy with an average remaining lease term of more than 8 years and exceptionally low debt[3] of less than 2 percent. As a result of our continuing portfolio growth, important financial metrics, such as modified funds from operations and net operating income, experienced quarter-over-quarter growth of approximately 376 percent and 316 percent, (first quarter 2015 compared to fourth quarter 2014).[4]

Looking ahead, we expect to continue to expand our portfolio with accretive acquisitions on behalf of our fellow investors. Since the close of the first quarter through May 15, 2015, we completed the acquisition of six additional medical office buildings located in Paoli, Pennsylvania; Glen Burnie, Maryland; Marietta, Georgia; and Mount Dora, Florida, as well as four Indiana senior housing facilities for an aggregate purchase price of $121.3 million.

In total, as of May 15, 2015, the company has acquired a diversified portfolio of medical office buildings, hospitals and senior housing facilities totaling 52 buildings and one collateralized debt instrument for an aggregate purchase price of approximately $752.7 million.[2]

Danny Prosky
President and Chief Operating Officer
Griffin-American Healthcare REIT III

1) U.S. Department of Labor, Bureau of Labor Statistics, "Current Employment Statistics - CES Table B-1b: Employees on nonfarm payrolls by industry sector and selected industry detail, not seasonally adjusted;" and U.S. Department of Labor, Bureau of Labor Statistics, "Employment Projections Table 2.3: Industries with the Fastest Growing and Most Rapidly Declining Wage and Salary Employment," http://www.bls.gov, 9 January 2015.
2) Based on aggregate purchase price of real estate and real estate-related investments acquired.
3) Total debt divided by total assets.
4) Please see financial reconciliation tables and notes on the back page of this update for more information.

PORTFOLIO AT-A-GLANCE

As of May 15, 2015, except where noted.



ANIMAS SURGICAL HO
MEDICAL O

Orange Star Medical Portfolio
Durango, Co

PORTFOLIO SUMMARY

Purchase Price:	$ 752.7 million
Buildings:	52
Total Square Feet:	2.51 million
Percentage Leased:	96%*
Weighted Average Remaining Lease Term:	8.4 years*
Leverage Ratio (Total Debt Divided by Total Assets):	1.6%*
Portfolio Cap Rate:	7.21%*

* As of March 31, 2015

COMPLETE LIST OF PROPERTY ACQUISITIONS

Acquisition	Property Type	Acquisition Date	Location	Sq Ft	Leased	Purchase Price
DeKalb Professional Center	MOB	Jun 2014	Lithonia, GA	19,000	81%	$2,830,000
Country Club Medical Office Building	MOB	Jun 2014	Stockbridge, GA	17,000	84%	$2,775,000
Acworth Medical Complex	MOB	Jul 2014	Acworth, GA	39,000	83%	$6,525,000
Wichita Medical Office Building	MOB	Sep 2014	Wichita, KS	39,000	100%	$8,800,000
Delta Valley Assisted Living Portfolio	Senior Housing	Sep 2014 & Jan 2015	AR, MS	127,000	100%	$21,450,000
Lee's Summit Medical Office Building	MOB	Sep 2014	Lee's Summit, MO	39,000	89%	$6,750,000
Carolina Commons Medical Office Building	MOB	Oct 2014	Indian Land, SC	58,000	87%	$12,000,000
Mt. Olympia Medical Office Building Portfolio	MOB	Dec 2014	FL, IL, OH	53,000	97%	$16,150,000
Southlake Hospital	Hospital	Dec 2014	Southlake, TX	142,000	100%	$128,000,000
East Texas Medical Office Building Portfolio	MOB	Dec 2014	TX	393,000	98%	$68,500,000
Premier Medical Office Building	MOB	Dec 2014	Novi, MI	45,000	92%	$12,025,000
Independence Medical Office Building Portfolio	MOB	Jan 2015	KY, MA, NJ, NY	461,000	95%	$135,000,000
King of Prussia Medical Office Building	MOB	Jan 2015	King of Prussia, PA	73,000	95%	$18,500,000
North Carolina Assisted Living Portfolio	Senior Housing	Jan 2015	NC	77,000	100%	$38,856,000
Orange Star Medical Portfolio	MOB/Hospital	Feb 2015	CO, TX	183,000	97%	$57,650,000
Kingwood Medical Office Building Portfolio	MOB	Mar 2015	Kingwood, TX	43,000	100%	$14,949,000
Mt. Juliet TN Medical Office Building	MOB	Mar 2015	Mount Juliet, TN	46,000	100%	$13,000,000
Homewood AL Medical Office Building	MOB	Mar 2015	Homewood, AL	28,000	100%	$7,444,000
Paoli Medical Plaza	MOB	Apr 2015	Paoli, PA	99,000	90%	$24,820,000
Glen Burnie Medical Office Building	MOB	May 2015	Glen Burnie, MD	76,000	92%	$18,650,000
Marietta GA Medical Office Building	MOB	May 2015	Marietta, GA	41,000	100%	$13,050,000
Mountain Crest Senior Housing Portfolio	Senior Housing	May 2015	IN	363,000	100%	$48,453,000
Mount Dora FL Medical Office Building	MOB	May 2015	Mount Dora, FL	51,000	97%	$16,300,000

PROPERTY MAP


LEGEND
Medical Office Buildings
Hospitals
Senior Housing

REGIONAL CONCENTRATION**
(based on purchase price)


East
35.8%
Midwest
12.4%
West
3.9%
South
47.9%

PORTFOLIO ASSET MIX**
(based on purchase price)


Hospitals
20.2%
Senior
Housing
15.7%
Medical
Office
Buildings
64.1%

ACQUISITIONS BY QUARTER


$35.4
MILLION
$236.7
MILLION
$353.7
MILLION***
$121.3
MILLION
Q3 2014
Q4 2014
Q1 2015
Through
5/15/15

** Real estate investments only; real estate-related investments (debt) not included.

*** Includes real estate and real estate-related investments acquired in Q1 2015.


CORNERSTONE
Family & Sports Medicine

Orange Star Medical Portfolio
Keller, TX


UMC
PROVIDENCE

Mt. Juliet TN Medical Office Building
Mount Juliet, TN



Lee's Summit Medical Office Building
Lee's Summit, MO

RISK FACTORS

An investment in Griffin-American Healthcare REIT III involves a high degree of risk. Investors should purchase shares of common stock only if they can afford a complete loss of their investment. They should also carefully consider the information set forth in the "Risk Factors" section of our annual and quarterly reports filed with the U.S. Securities and Exchange Commission for a discussion of material risk factors relevant to an investment in our common stock, including but not limited to, the following:

- There is no public market for the shares of our common stock. Shares of our common stock cannot be readily sold and there are significant restrictions on the ownership, transferability and repurchase of shares of our common stock. If our stockholders are able to sell their shares of our common stock, they likely would have to sell them at a substantial discount.
- We have limited history and limited financing sources. Therefore, investors may not be able to adequately evaluate our ability to achieve our investment objectives.
- We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of our stockholders' investment if the income from, or the value of, the property securing our debt falls.
- Our advisor and its affiliates may receive substantial fees, and we may pay substantial expenses to our advisor and its affiliates.
- Many of our officers also are officers and/or employees of our advisor, one of our co-sponsors and other affiliated entities. As a result, our officers will face conflicts of interest, including significant conflicts in allocating time and investment opportunities among us and similar programs sponsored by one of our co-sponsors.
- There is no guarantee of the payment of any distributions. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on our stockholders' investment in us and they may lose money.
- A liquidity event is not guaranteed. If we do not effect a liquidity event, our stockholders may have to hold their investment in shares of our common stock for an indefinite period of time.
- We are not obligated, through our charter or otherwise, to effectuate a liquidity event, and we may not effect a liquidity event within our targeted time frame of five years after the completion of our offering stage, or at all.
- We have paid distributions from sources other than our cash flows from operations. As of March 31, 2015, cumulative distributions have been paid entirely with offering proceeds. As of March 31, 2015, distributions exceeded earnings. Until we generate operating cash flows sufficient to pay distributions to our stockholders, we may pay distributions up to 100 percent from borrowings in anticipation of future cash flows or from other sources. We may also be required to sell assets or issue new securities for cash in order to pay distributions. Any such actions could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.
- We rely on our advisor and its affiliates for our day-to-day operations and the selection of our investments. We will pay substantial fees to our advisor and its affiliates for these services, and the agreements governing these fees were not negotiated at arm's-length. In addition, fees payable to our dealer manager and our advisor entities in our organizational stage are based upon the gross offering proceeds and not on our properties' performance. Such agreements may require us to pay more than we would if we were using unaffiliated third parties and may not solely reflect the interests as a stockholder of our company.
- If we do not qualify and maintain our qualification as a REIT for any taxable year, we would be subject to federal income tax at regular corporate rates, which would adversely affect our operations and our ability to pay distributions to our stockholders.

FFO and MFFO Reconciliation

	Three Months Ended		
	March 31, 2015	December 31, 2014	March 31, 2014
Net loss	**$ (8,098,000)**	**$ (6,419,000)**	**$ (46,000)**
Add:			
Depreciation and amortization — consolidated properties	$ 4,673,000	$ 1,242,000	–
Less:			
Net loss attributable to redeemable noncontrolling interest	–	–	$ 1,000
Depreciation and amortization related to redeemable noncontrolling interest	–	–	–
FFO	**$ (3,425,000)**	**$ (5,177,000)**	**$ (45,000)**
Acquisition related expenses (a)	$ 9,408,000	$ 6,475,000	–
Amortization of above and below market leases (b)	$ 181,000	$ 99,000	–
Amortization loan costs (c)	$ 70,000	–	–
Change in deferred rent receivables (d)	$ (388,000)	$ (168,000)	–
Adjustments for redeemable noncontrolling interests (e)	–	–	–
MFFO	**$ 5,846,000**	**$ 1,229,000**	**$ (45,000)**
Weighted average common shares outstanding — basic and diluted	165,407,740	38,687,859	22,222
Net loss per common share — basic and diluted	$ (0.05)	$ (0.17)	$ (2.07)
FFO per common share — basic and diluted	$ (0.02)	$ (0.13)	$ (2.03)
MFFO per common share — basic and diluted	$ 0.04	$ 0.03	$ (2.03)

Net Operating Income Reconciliation

	Three Months Ended		
	March 31, 2015	December 31, 2014	March 31, 2014
Net loss	**$ (8,098,000)**	**$ (6,419,000)**	**$ (46,000)**
Acquisition related expenses	$ 9,408,000	$ 6,475,000	–
Depreciation and amortization	$ 4,673,000	$ 1,242,000	–
General and administrative	$ 2,767,000	$ 689,000	$ 46,000
Interest expense	$ 397,000	$ 214,000	–
Interest income	$ (24,000)	$ (6,000)	–
Net operating income	**$ 9,123,000**	**$ 2,195,000**	**–**

(a) In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(b) Under GAAP, above and below market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above and below market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(c) Under GAAP, direct loan costs are amortized over the term of the notes receivable as an adjustment to the yield on the notes receivable. This may result in income recognition that is different than the contractual cash flows under the notes receivable. By adjusting for the amortization of the loan costs related to our real estate notes receivable, MFFO may provide useful supplemental information on the realized economic impact of the notes receivable terms, providing insight on the expected contractual cash flows of such notes receivable, and aligns results with our analysis of operating performance.

(d) Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent receivables, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

(e) Includes all adjustments to eliminate the redeemable noncontrolling interest's share of the adjustments described in Notes (a) - (d) to convert our FFO to MFFO.




Carolina Commons
MEDICAL CENTER

Source: Southlake Hospital, Southlake, TX (Left Photo), Carolina Commons Medical Office Building, Indian Land, SC (Right Photo)